EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Investor Relations

Telephone: 712.732.4117

DAVID W. LEEDOM APPOINTED ACTING CFO FOR META FINANCIAL GROUP, INC.®

Storm Lake, Iowa, October 16, 2007 (Meta Financial Group, Inc. NASDAQ: CASH)

J. Tyler Haahr, President and CEO of Meta Financial Group, Inc., is pleased to announce the appointment of David W. Leedom, Acting Chief Financial Officer for Meta Financial Group, MetaBank, and MetaBank West Central.  Mr. Leedom brings over 22 years of experience in the banking and financial services industry to the company.  Since January, 2007, Mr. Leedom has served as Senior Vice President of Portfolio Credit and Business Analytics at MetaBank.  He previously served as a Senior and as an Executive Vice President for Bankfirst prior to joining Meta in January 2007; his experience at Bankfirst includes his position while there as EVP of Accounting and Finance.

This press release and other important information about the Company are available at www.metacash.com.

Corporate Profile:  Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank, MetaBank West Central and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid debit card division.  MetaBank West Central is a state-chartered commercial bank in West Central Iowa Market.  Fifteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.